Exhibit 10.1

First Amendment
to
Employment Agreement

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made this 31st day of December, 2015, by and among Peoples Security Bank and Trust Company, a Pennsylvania bank and trust company (the “Bank”), Peoples Financial Services Corp., a Pennsylvania corporation (“Parent”), and Craig W. Best (the “Executive”).

WHEREAS, the Bank (as successor by merger to Penn Security Bank & Trust), Parent (as successor by merger to Penseco Financial Services Corporation) and Executive are parties to that certain Employment Agreement effective as of January 3, 2011 (the “Original Agreement” and, as amended hereby, the “Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Amendment of Appendix B.  Appendix B of the Agreement is hereby amended by deleting the existing Appendix B attached to the Original Agreement in its entirety and inserting in lieu thereof the amended and restated Appendix B attached to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PEOPLES SECURITY BANK AND TRUST COMPANY

By:	/s/ Michael L. Jake
Name:	Michael L. Jake
Title:	Executive Vice President and Chief Risk Officer

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Robert W. Naismith
Name:	Robert W. Naismith
Title:	Chairman of the Compensation Committee

/s/ CRAIG W. BEST
CRAIG W. BEST

Appendix B

Executive Stock Ownership Guidelines

Executive is required to own shares of the common stock of Parent having a fair market value equal to or greater than Executive’s Base Salary.

•              Shares held through a 401(k) plan and vested shares allocated to Executive’s ESOP account;

•              shares acquired by exercise of stock options and vested shares acquired by stock awards; and

•              shares held by Executive’s immediate family members,

shall be included in the total of shares owned for purposes of these Guidelines.